UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 24, 2018, Sunworks, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 21,541,865 shares of common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on July 10, 2018, are as follows:

Proposal 1. At the Annual Meeting, the terms of five (5) members of the Board of Directors expired. All of the five (5) nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five (5) directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Charles Cargile	8,145,740	97,849	13,298,276
Daniel Gross	8,121,897	121,692	13,298,276
Rhone Resch	7,787,258	456,331	13,298,276
Joshua E. Schechter	8,116,246	127,343	13,298,276
Stanley Speer	8,116,296	127,293	13,298,276

Proposal 2. At the Annual Meeting, the stockholders approved the appointment of Liggett & Webb, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2018. The result of the votes to approve Liggett & Webb, P.A. was as follows:

For	Against	Abstain
19,607,799	1,472,315	461,751

Proposal 3. At the Annual Meeting, the stockholders approved a resolution to approve the compensation for the Company’s named executive officers. The result of the votes to approve the resolution to approve the compensation of the Company’s executive officers was as follows:

For	Against	Abstain	Broker Non-Vote
7,115,835	992,908	134,846	13,298,276

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNWORKS, INC.

Date: August 29, 2018	By:	/s/ Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Chief Executive Officer